Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen Integrated Corporate Relations, Inc. 330/463-6865 http://www.joann.com

JO-ANN STORES ANNOUNCES JUNE SALES RESULTS

HUDSON, OH — July 6, 2006 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that June net sales decreased 7.4% to $140.5 million versus $151.8 million in the same period last year. June same-store sales decreased 10.4% compared to a same-store sales decrease of 0.2% last year.

For the first nine weeks of the second quarter, net sales decreased 6.0% to $250.3 million from $266.4 million in the same period last year. Same-store sales during that nine-week period declined 9.2% compared to a same-store sales increase of 1.4% during the same nine-week period last year.

Year-to-date net sales decreased 1.8% to $675.0 million from $687.1 million in the prior year. Same-store sales decreased 5.9% year-to-date versus a 0.4% same-store sales increase for the same period last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 654 Jo-Ann Fabrics and Crafts traditional stores and 164 Jo-Ann superstores.